SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________

FORM 8-K
_________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 7, 2019
_________________________________________________

SCIENTIFIC INDUSTRIES, INC.
_________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive
Bohemia, New York 11716
__________________________________________________
(Address of principal executive offices)

(631) 567-4700
__________________________________________________
(Registrant's telephone number, including area code)

Not Applicable
__________________________________________________
(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company has agreed to an extension through February 29, 2020 of the Consulting Agreement with Mr. John A. Moore, a Director of the Company since January 23, 2019. All terms remain the same except for the cash fee which was increased from $10,000 to $12,500 per month.

ITEM 9.01 Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibits

Exhibit No.	Description
10.1	Amendment to John A. Moore Consulting Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: December 11, 2019	By:	/s/ Helena R. Santos_______________
Helena R. Santos,
President and Chief Executive Officer